Exhibit 99.1

Warren Resources Schedules Fourth Quarter and Full Year 2014 Earnings Release and Conference Call

NEW YORK, February 27, 2015 (GLOBE NEWSWIRE) — Warren Resources, Inc. (Nasdaq:WRES) will report fourth quarter and full year 2014 financial results on Wednesday, March 11, 2015 by issuing a press release before the market opens and conducting a conference call on that date at 10:00 a.m. Eastern Time.  The full text of the release will be available at warrenresources.com under “For Investors — News & Events”.

The conference call will also be broadcast live over the Internet and can be accessed by registering at warrenresources.com under “For Investors”.

To listen to the conference call by phone, callers in the United States and Canada can dial (866) 271-6130, or if international dial (617) 213-8894. The Conference I.D. for callers is 26717254.

If you are unable to listen to the live call, a recording of the call will be available for delayed playback for one week beginning at approximately 2:00 p.m. on March 11, 2015. To access the replay, dial (888) 286-8010, or if international dial (617) 801-6888. The confirmation code for the replay is 15974071.

About Warren Resources

Warren Resources, Inc. is an independent energy company engaged in the acquisition, exploration, development and production of domestic oil and natural gas reserves. Warren’s activities are primarily focused on oil in the Wilmington field in the Los Angeles Basin in California, and natural gas in the Marcellus Shale in Pennsylvania and Washakie Basin in Wyoming.

CONTACT:  Robert Ferer, Investor Relations

212-697-9660